UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  December 23, 2009

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-51321	98-0430762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1250, 521-3rd Avenue SW Calgary, Alberta, Canada T2P 3T3
(Address of principal executive offices)

Registrant’s telephone number, including area code: (403) 262-4471

Copy of correspondence to:

Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of J. Howard Anderson

On December 30, 2009, J. Howard Anderson resigned as President, Chief Operating Officer and Vice President Engineering of Triangle Petroleum Corporation (the “Company”), and its subsidiaries effective January 4, 2010.   In submitting his resignation, Mr. Anderson did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.  Mr. Anderson will be paid severance in the amount of C$133,333.34 which will be paid on or before January 15, 2010.  Mr. Anderson will provide transition consulting services to the Company through March 31, 2010, for which he will receive up to 100,000 shares of the Company’s common stock, subject to acceptance by the TSX Venture Exchange.  Mr. Anderson will be entitled to retain 100,000 previously issued stock options, but he has agreed to forfeit all other stock options.

Resignation of Shaun Toker

On December 23, 2009, Shaun Toker resigned as Chief Financial Officer and Corporate Secretary of Triangle Petroleum Corporation (the “Company”), and its subsidiaries.   In submitting his resignation, Mr. Toker did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.  Mr. Toker will be paid severance in the amount of C$100,000, of which C$62,500 will be paid on or before January 15, 2010 and C$37,500 will be paid on or before April 30, 2010.  Mr. Toker will forfeit 300,000 stock options.  Mr. Toker will continue to be employed by the Company as a Senior Financial Advisor, through April 30, 2010.  As a part of Mr. Toker’s compensation, he will receive up to 200,000 shares of the Company’s common stock, subject to acceptance by the TSX Venture Exchange.

Appointment of New Chief Financial Officer and Corporate Secretary

Effective December 23, 2009, the Board appointed Jonathan Samuels as Chief Financial Officer and Corporate Secretary.  The Company has not yet entered into an employment agreement with Mr. Samuels. Mr. Samuels is currently a member of the Company’s Board of Directors.

Jonathan Samuels, CFA – Until December 2009, Mr. Samuels was an analyst at Palo Alto Investors, a $1.3 billion hedge fund founded in 1989.  Mr. Samuels joined Palo Alto in 2004 and was responsible for research and investment sourcing in the energy sector. Mr. Samuels received his BA from the University of California and his MBA at the Wharton School.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01              Financial Statements and Exhibits.

(d)          Exhibits.

99.1           Termination of Employment of Shaun Toker, dated December 23, 2009
99.2           Termination of Employment of J. Howard Anderson, dated December 23, 2009
99.3           Press release, dated January 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIANGLE PETROLEUM CORPORATION

Dated: January 5, 2010	BY:	/s/ JONATHAN SAMUELS
Jonathan Samuels Chief Financial Officer